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                                                                    EXHIBIT 21.1


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Name of Subsidiary                              State of Incorporation
Berry Iowa Corporation                          Delaware
PackerWare Corporation                          Delaware
Knight Plastics, Inc.                           Delaware
Berry Sterling Corporation                      Delaware
Berry Plastics Design Corporation               Delaware
Poly-Seal Corporation                           Delaware
Berry Plastics Acquisition Corporation II       Delaware
Venture Packaging, Inc.                         Delaware
Venture Packaging Midwest, Inc.                 Delaware
Berry Plastics Technical Services, Inc.         Delaware
NIM Holdings Limited                            England and Wales
Berry Plastics U.K. Limited                     England and Wales
Norwich Acquisition Limited                     England and Wales
CPI Holding Corporation                         Delaware
Cardinal Packaging, Inc.                        Ohio
AeroCon, Inc.                                   Delaware
Berry Tri-Plas Corporation                      Delaware
Berry Plastics Acquisition Corporation III      Delaware
CBP Holdings S.r.l.                             Italy
Capsol S.p.a.                                   Italy
Ociesse S.r.l.                                  Italy
Pescor Inc.                                     Delaware
Berry Plastics Acquisition Corporation IV       Delaware
Berry Plastics Acquisition Corporation V        Delaware
Berry Plastics Acquisition Corporation VI       Delaware
Berry Plastics Acquisition Corporation VII      Delaware
Berry Plastics Acquisition Corporation VIII     Delaware
Berry Plastics Acquisition Corporation IX       Delaware
Berry Plastics Acquisition Corporation X        Delaware
Berry Plastics Acquisition Corporation XI       Delaware
Berry Plastics Acquisition Corporation XII      Delaware
Berry Plastics Acquisition Corporation XIII     Delaware
Berry Plastics Acquisition Corporation XIV, LLC Delaware
Berry Plastics Acquisition Corporation XV, LLC  Delaware
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